Exhibit (a)(17)

HSBC Investor Funds

Amendment to Amended and Restated Declaration of Trust

RESOLVED, that pursuant to Section 5.12 of the Declaration of Trust of HSBC Investor Funds, a Massachusetts business trust (the “Trust”), dated April 22, 1987, as amended and restated July 1, 1987 (the “Declaration”); the names of certain of the Trust’s series are redesignated as follows:

Former Name	Redesignated Name

HSBC Investor LifeLine Aggressive Growth Strategy Fund	HSBC Investor World Selection Aggressive Growth Strategy Fund

HSBC Investor LifeLine Growth Strategy Fund	HSBC Investor World Selection Growth Strategy Fund

HSBC Investor LifeLine Moderate Growth Strategy Fund	HSBC Investor World Selection Moderate Growth Strategy Fund

HSBC Investor LifeLine Conservative Growth Strategy Fund	HSBC Investor World Selection Conservative Growth Strategy Fund

IN WITNESS WHEREOF, the undersigned have executed this instrument as of __th day of September, 2009. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees

Signature

/s/ Stephen J. Baker	/s/ Marcia L. Beck

Stephen J. Baker	Marcia L. Beck

/s/ Susan S. Huang	/s/ Alan S. Parsow

Susan S. Huang	Alan S. Parsow

/s/ Thomas F. Robards	/s/ Larry M. Robbins

Thomas F. Robards	Larry M. Robbins

/s/ Michael Seely

Michael Seely